Exhibit 99.1
Revance Reports Fourth Quarter and Full Year 2022 Financial Results,
Provides Corporate Update
–Q4 and full year 2022 total revenue of $49.9 million and $132.6 million, a YoY increase of 92% and 70%, respectively.
–Q4 and full year 2022 RHA® Collection revenue of $34.8 million and $107.2 million, a YoY increase of 46% and 51%, respectively.
–DAXXIFY® Q4 PrevU revenue of $11.0 million, with commercial launch to begin late March 2023.
–PDUFA date for DAXXIFY® for the treatment of cervical dystonia of August 19, 2023.
–Appointed Dr. Vlad Coric, M.D., Chairman and CEO of Biohaven, to the company’s Board of Directors.
–Conference call and webcast today at 4:30 p.m. ET.
NASHVILLE, Tenn., February 28, 2023 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the fourth quarter and full year ended December 31, 2022 and provided a corporate update.

Financial Highlights

•Total revenue for the fourth quarter 2022 was $49.9 million compared to $26.0 million for the same period last year, representing a 92% increase, primarily due to increased sales of the RHA Collection® and sales of DAXXIFY® during the PrevU program. Total revenue for the full year 2022 was $132.6 million compared to $77.8 million for the full year 2021, representing a 70% increase, primarily due to increased sales of the RHA® Collection of dermal fillers. Total revenue for the fourth quarter included $34.8 million of RHA® Collection revenue, $11.0 million of DAXXIFY® revenue during the PrevU program, $2.9 million of service revenue, and $1.2 million of collaboration revenue.

•Selling, general and administrative (SG&A) expenses for the fourth quarter and full year ended December 31, 2022 were $65.2 million and $223.9 million compared to $46.4 million and $198.8 million, respectively, for the same periods last year, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $55.5 million and $183.1 million, respectively, for the fourth quarter and full year ended December 31, 2022. The increase on a quarterly and full year basis was primarily due to higher sales and marketing expenses related to the RHA® Collection and DAXXIFY®.

•Research and development (R&D) expenses for the fourth quarter and full year ended December 31, 2022 were $19.5 million and $101.3 million compared to $29.5 million and $116.3 million, respectively, for the same periods in 2021. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $17.3 million and $83.9 million, respectively, for the fourth quarter and full year ended December 31, 2022. The decrease on a quarterly and full year basis was primarily due to lower clinical trial and regulatory activity.

•Total operating expenses (OPEX) for the fourth quarter and full year ended December 31, 2022 were $194.3 million and $474.5 million compared to $87.6 million and $352.5 million, respectively, for the same periods in 2021. GAAP OPEX were above the company’s previously stated guidance range of $375 million to $400 million primarily due to a $69.8 million goodwill impairment charge in the company's service segment, recorded in the fourth quarter of 2022. The non-cash impairment charge resulted from a reduction in the internal segment forecast and growth rates, driven by the performance of the service segment and the delay in the development of certain platform features and functionalities. The impairment analysis also reflected the decrease in the current valuation of the broader payments sector. The company also recognized a non-cash, accelerated amortization expense of $11.7 million in the fourth quarter of 2022 relating to the HintMD developed technology asset. The non-cash impairment charge resulted from a reduction in the internal segment forecast and growth rates, driven by the performance of the service segment and the delay in the development of certain platform features and functionalities. The impairment analysis also reflected the decrease in the current valuation of the broader payments sector. expense was attributed to the sunsetting of the platform following the migration of customers to OPUL®.

Excluding cost of revenue, depreciation, amortization, stock-based compensation, and impairment charge, non-GAAP OPEX were $72.8 million for the fourth quarter ended December 31, 2022. For the full year, non-GAAP OPEX were $267.0 million, which was in-line with the mid-point of the company’s previously announced guidance range of $260 million to $280 million.

•Net loss for the fourth quarter and full year ended December 31, 2022 was $146.0 million and $356.4 million, respectively, compared to a net loss of $63.1 million and $281.3 million, respectively, for the same periods last year.

•Cash, cash equivalents and short-term investments as of December 31, 2022 were $340.7 million.
“I'm very pleased with our outstanding performance in 2022, highlighted by the FDA's approval of DAXXIFY® in September which lays the foundation for our significant growth opportunity ahead. To that end, we are encouraged by the positive early feedback we've received on DAXXIFY® during our PrevU program and look forward to initiating our commercial launch in late March with a focus on our existing practice partners," said Mark J. Foley, Chief Executive Officer. “During the course of 2022, we also took important steps to fortify our balance sheet, allowing us to launch DAXXIFY® and grow our aesthetics franchise from a position of strength. 2023 will be another exciting and important year for the company as we introduce DAXXIFY® and prepare for our entry into the therapeutics market."
Fourth Quarter Highlights and Subsequent Updates
•DAXXIFY® PrevU program continues into Q1, to be followed by commercial launch in late March 2023. PrevU is an early experience program that focuses on product education, practice integration and real-world clinical insights for optimizing aesthetic outcomes. The commercial launch of DAXXIFY® is expected to begin in late March 2023, first with the company’s existing prestige aesthetic accounts, which will leverage both in-person and virtual training formats. Further, the company has begun its sales force expansion, with the goal of adding approximately 50 people to its ~100-person sales team by mid-year. Fourth quarter DAXXIFY® revenue during the PrevU program was $11.0 million.
•RHA® Collection revenue increased 46% year-over-year to $34.8 million in the fourth quarter. Strong RHA® Collection revenue growth was driven by new account growth and increased account productivity. Fourth quarter results also reflected the impact of traditional seasonality. The number of aesthetic accounts across the RHA® Collection and the company’s fintech platform increased to over 5,000 as of year-end 2022.
•Gross payment volume (GPV) for fintech platforms totaled $179 million for the fourth quarter. Revance defines GPV as the total dollar amount of all transactions processed in the period through OPUL® and HintMD, net of refunds. GPV for the company’s fintech platforms was approximately $179 million for the fourth quarter 2022 and approximately $665.0 million for the full year ended December 31, representing a 31% and 17% increase from the same periods last year, due to new account growth. Fourth quarter OPUL® revenue was $2.9 million.
•Supplemental biologics license application (sBLA) for DAXXIFY® for injection for the treatment of cervical dystonia accepted by the FDA. In January 2023, the FDA accepted for review the company’s sBLA for DAXXIFY® for the treatment of cervical dystonia in adults. Revance was provided a Prescription Drug User Fee Act (PDUFA) date of August 19, 2023.
•Prior-approval supplement (PAS) for Ajinomoto Biopharma Services accepted by the FDA. In October, the FDA accepted the company’s PAS submission for Ajinomoto Biopharma Services (Aji),

Revance’s fill-finish contract manufacturer for DAXXIFY®. The company anticipates the potential approval of the PAS in 2023.
•Director and leadership appointments. Revance announced today the appointment of Dr. Vlad Coric, MD, MBA, to its Board of Directors, effective March 1, 2023. Dr. Coric, currently the Chairman and CEO of Biohaven, brings more than 22 years of drug discovery and executive leadership experience to Revance.

Revance also announced today the appointment of Amie Krause as its Chief People Officer, succeeding Justin Ford, Senior Vice President, Human Resources and Head of People, who will be retiring, effective March 13, 2023. Krause brings over 25 years of human resource experience and was formerly the Chief People Officer at Atara Biotherapeutics and was the Human Resource Lead for various departments at Amgen.
2023 Financial Outlook
Revance expects 2023 GAAP operating expenses to be $460 million to $480 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $320 million to $340 million. Revance expects 2023 non-GAAP research and development expense to be $80 million to $90 million. The company’s Non-GAAP operating expense guidance for 2023 primarily reflects increased investments in its aesthetics commercial infrastructure, including sales team expansion, DAXXIFY® and RHA® commercial investments, and biosimilar partnership investments.
With current cash, cash equivalents and short-term investments of $340.7 million, an additional $100 million of notes available for issuance through Athyrium Capital, and anticipated revenues and expenditures, management projects that the company’s U.S. aesthetics portfolio (DAXXIFY®, RHA® Collection, OPUL®) will be funded to cash flow breakeven.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on February 28, 2023 to discuss its financial results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 and reference conference ID: 1286316, or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning February 28, 2023, at 4.30 p.m. PT / 7.30 p.m. ET to March 28, 2023 at 4.30 p.m. PT / 7.30 p.m. ET. To access the replay, dial (800) 770-2030 and reference conference ID:

1286316. The webcast will be available in the investor relations section on the company's website for 90 days following the completion of the call.
About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that elevate patient and physician experiences. Revance’s aesthetics portfolio of expertly created products and services, including DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection, the RHA® Collection of dermal fillers, and OPUL®, the first-of-its-kind Relational Commerce platform for aesthetic practices, deliver a differentiated and exclusive offering for the company’s elite practice partners and their consumers. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection, which will compete in the existing short-acting neuromodulator marketplace. Revance’s therapeutics pipeline is currently focused on muscle movement disorders including evaluating DAXXIFY® in two debilitating conditions, cervical dystonia and upper limb spasticity.
Revance is headquartered in Nashville, Tennessee, with additional office locations in Newark, Pleasanton and Irvine, California. Learn more at www.Revance.com, www.RevanceAesthetics.com, www.DAXXIFY.com, or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance” and the Revance logo, DAXXIFY®, and OPUL® are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2023 financial outlook, milestone expectations, future expenses, future revenue, expected cash runway, expected cash flow breakeven, the strength of our balance sheet; and financial performance; our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers; the timing of the commercial launch of DAXXIFY®; the planned expansion of our sales force; the PDUFA date and potential approval of our sBLA submission for cervical dystonia and the entry into the therapeutics market; the potential approval of our PAS submission; the rate and degree of commercial acceptance, opportunity, competition and growth potential of DAXXIFY®, the RHA® Collection of dermal fillers and our business; our strategic priorities; the safety, efficacy and duration of DAXXIFY® and the RHA® Collection of dermal fillers; the potential to set a new standard of care; the potential benefits of our products and services, including DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the extent to which our products and services are considered innovative and differentiated; development of a biosimilar to

onabotulinumtoxinA for injection with our partner, Viatris; and our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, future revenues, capital requirements, our financial performance and the economics of DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the risk of future goodwill impairment charges; our ability to comply with our debt obligations and draw on our debt; the impact of the COVID-19 pandemic and other macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY® and our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY®, the RHA® Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL®, and the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the rate and degree of commercial acceptance, market, competition and growth potential of OPUL®; the profitability of and our ability to scale OPUL®, the features and functionalities and benefits to practices and patients of OPUL®; interruptions or performance problems associated with OPUL®; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K expected to be filed with the SEC on February 28, 2023. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
Jessica.serra@revance.com

or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$108,965	$110,623
Short-term investments	231,742	114,448
Accounts receivable, net	11,339	3,348
Inventories	18,325	10,154
Prepaid expenses and other current assets	4,356	7,544
Total current assets	374,727	246,117
Property and equipment, net	22,139	24,661
Goodwill	77,175	146,964
Intangible assets, net	27,004	55,334
Operating lease right-of-use assets	39,223	44,340
Finance lease right-of-use asset	6,393	—
Restricted cash	6,052	5,046
Finance lease prepaid expense	27,500	7,700
Other non-current assets	1,687	1,001
TOTAL ASSETS	$581,900	$531,163
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,546	$10,603
Accruals and other current liabilities	59,357	39,558
Deferred revenue, current	6,867	9,362
Finance lease liability, current	669	—
Operating lease liabilities, current	4,243	4,746
Derivative liability	—	3,020
Total current liabilities	75,682	67,289
Debt, non-current	379,374	280,635
Deferred revenue, non-current	78,577	74,152
Operating lease liabilities, non-current	34,182	39,131
Other non-current liabilities	1,485	1,485
TOTAL LIABILITIES	569,300	462,692
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 82,385,810 and 71,584,057 shares issued and outstanding as of December 31, 2022 and 2021, respectively	82	72
Additional paid-in capital	1,767,266	1,466,369
Accumulated other comprehensive loss	(374)	(18)
Accumulated deficit	(1,754,374)	(1,397,952)
TOTAL STOCKHOLDERS’ EQUITY	12,600	68,471
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,900	$531,163

REVANCE THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$45,730	$23,838	$118,131	$70,820
Collaboration revenue	1,247	1,621	7,444	5,655
Service revenue	2,944	491	6,990	1,323
Total revenue	49,921	25,950	132,565	77,798
Operating expenses:
Cost of product revenue (exclusive of depreciation and amortization)	20,284	7,672	44,414	23,125
Cost of service revenue (exclusive of amortization)	3,231	209	7,253	285
Selling, general and administrative	65,237	46,436	223,934	198,821
Research and development	19,541	29,468	101,286	116,255
Impairment loss	69,789	—	69,789	—
Depreciation and amortization	16,250	3,769	27,847	13,988
Total operating expenses	194,332	87,554	474,523	352,474
Loss from operations	(144,411)	(61,604)	(341,958)	(274,676)
Interest income	3,031	71	4,891	337
Interest expense	(3,752)	(1,573)	(16,474)	(6,273)
Other income (expense), net	(820)	8	(2,181)	(698)
Loss before income taxes	(145,952)	(63,098)	(355,722)	(281,310)
Income tax provision	—	—	(700)	—
Net loss	(145,952)	(63,098)	(356,422)	(281,310)
Unrealized gain (loss)	86	(15)	(356)	(18)
Comprehensive loss	$(145,866)	$(63,113)	$(356,778)	$(281,328)
Basic and diluted net loss	$(145,952)	$(63,098)	$(356,422)	$(281,310)
Basic and diluted net loss per share	$(1.82)	$(0.93)	$(4.90)	$(4.17)
Basic and diluted weighted-average number of shares used in computing net loss per share	80,126,454	68,034,811	72,713,340	67,507,818

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Product:
RHA® Collection of dermal fillers	$34,755	$23,838	$107,156	$70,820
DAXXIFY®	10,975	—	10,975	—
Total product revenue	$45,730	$23,838	$118,131	$70,820

Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense (Unaudited)

	Quarter Ended	Year Ended
(in thousands)	December 31, 2022	December 31, 2022
SG&A expense:
GAAP SG&A expense	$65,237	$223,934
Adjustments:
Stock-based compensation	(8,658)	(36,595)
Depreciation and amortization	(1,048)	(4,238)
Non-GAAP SG&A expense	$55,531	$183,101

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense (Unaudited)

	Quarter Ended	Year Ended
(in thousands)	December 31, 2022	December 31, 2022
R&D expense:
GAAP R&D expense	$19,541	$101,286
Adjustments:
Stock-based compensation	(2,069)	(15,745)
Depreciation and amortization	(168)	(1,647)
Non-GAAP R&D expense	$17,304	$83,894

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense (Unaudited)

	Quarter Ended	Year Ended
(in thousands)	December 31, 2022	December 31, 2022
Operating expense:
GAAP operating expenses	$194,332	$474,523
Adjustments:
Impairment loss	(69,789)	(69,789)
Costs of revenue (exclusive of depreciation and amortization)	(23,515)	(51,667)
Stock-based compensation	(10,727)	(52,340)
Depreciation and amortization	(17,466)	(33,732)
Non-GAAP operating expense	$72,835	$266,995